Exhibit 5.2

August 6, 2025

Grupo Televisa, S.A.B.

Avenida Vasco de Quiroga, No. 2000, Santa Fe,

Z.C. 01210, Mexico City, Mexico.

Ladies and Gentlemen:

We are acting as Mexican counsel to Grupo Televisa, S.A.B. (the “Company”), a limited liability stock corporation (sociedad anónima bursátil) organized under the laws of the United Mexican States (“Mexico”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form F-3 (the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series (if applicable), of senior debt securities (the “Securities”) of the Company. The Securities being registered under the Registration Statement will be offered on a continuous or delayed basis pursuant to Rule 415 under the Securities Act.

Unless otherwise provided in a prospectus supplement forming part of the Registration Statement relating to a particular series of Securities, the Securities are to be issued under an indenture, dated as of August 8, 2000 (the “Base Indenture”), between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”), as may be amended and supplemented by supplemental indentures (the Base Indenture, as so amended and supplemented, the “Indenture”).

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, and (iii) such certificates of public officials and such other documents or information received from officers and representatives of the Company, in each case as we have deemed necessary or appropriate for the purposes of rendering this opinion. We have examined, among other documents, the following:

(i)	the by-laws (estatutos sociales) of the Company;

(ii)	the Registration Statement and the documents incorporated by reference therein; and

(iii)	the Base Indenture, which has been filed as Exhibit 4.1 to the Company’s Registration Statement on Form F-4 (File No. 333-12738).

We have assumed, for the purposes of the opinions expressed herein, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. As to various questions of fact material to the opinions expressed herein, we have, when relevant facts were not independently established by us, relied upon, and assume the accuracy of, the representations and warranties of the Company, and certificates and oral or written statements and other information of or from public officials, representatives of the Company and others (whom we believe to be responsible).

Insofar as the opinions expressed below relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Securities, will satisfy those legal requirements that are applicable to it to the extent necessary to make the Indenture or Securities enforceable against it (except that no such assumption is made as to the Company regarding matters of federal law of Mexico) and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally.

In rendering the opinions expressed below, we have further assumed that (i) a prospectus supplement and any term sheet will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws, (ii) all Securities will be offered, issued, granted, sold and delivered in compliance with applicable law and any requirements therefor set forth in any corporate action authorizing such Securities and in the manner contemplated by the Registration Statement, the prospectus, the applicable prospectus supplement and any term sheet, (iii) the Registration Statement will be effective and will comply with all applicable laws at the time any Senior Debt Securities are offered, issued, granted, sold or delivered as contemplated by the Registration Statement, the prospectus, the applicable prospectus supplement and any term sheet, (iv) the terms of all Securities will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon the Company or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Securities will be offered, issued, granted, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (vi) the Company will duly authorize the offering and issuance of the Securities and will duly authorize, approve and establish the final terms and conditions of the offering and issuance or grant of Securities, (vii) the Company will duly authorize, execute and deliver, as applicable, the supplemental indenture and any other agreement necessary with respect to the Securities or contemplated by such Securities and will take any other appropriate additional corporate action, and (viii) certificates, if required, representing the Securities, will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned.

In addition, we have assumed that the Company and the Trustee have satisfied those legal requirements that are applicable to each of them under laws other than federal law of Mexico to the extent necessary to make the Indenture enforceable against each of them.

Upon the basis of such examination and subject to the assumptions and qualifications set forth herein, we advise you that, in our opinion:

1.	The Company is duly incorporated and validly existing under the laws of Mexico.

2.	The Company has the corporate power to, and all necessary corporate action has been taken to, execute and deliver the Registration Statement.

3.	The Securities to be issued under the Indenture, when issued and sold by the Company in the manner contemplated in the Registration Statement and upon due execution and delivery of the Securities in accordance with the terms of the Indenture, will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture.

This opinion is subject to the following qualifications:

a)	Our opinions are subject to (i) applicable tax, labor, bankruptcy, fraudulent conveyance, concurso mercantil, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in proceedings at law or in equity) and standards of materiality, good faith, fair dealing and reasonableness which may be applied by a court to the exercise of certain rights and remedies.

b)	In case of concurso mercantil (insolvency or bankruptcy procedure) of the Company, unsecured obligations in foreign currency must be converted into Mexican currency at the rate of exchange in force on the date of the respective court’s judgment and then converted into Unidades de Inversión (inflation indexed units) on the same date.

c)	We note that the payment of interest on interest may not be enforceable under Mexican law.

d)	We note that Article 1093 of the Mexican Commerce Code (Código de Comercio), provides that for a choice of jurisdiction to be valid under Mexican Law, such jurisdiction must relate to the domicile of one of the parties to the relevant agreement, to the place where the obligations under such agreement are to be fulfilled, or to the location of the relevant item.

e)	In the event that proceedings are brought in Mexico seeking performance of the Company obligations in Mexico, pursuant to article 8 of the Mexican Monetary Law, the Company may discharge its obligations by paying any sums due in a currency other than Mexican currency, in Mexican currency at the rate of exchange prevailing in Mexico on the date when payment is made.

We express no opinion as to the laws of any jurisdiction other than Mexico and we have assumed that there is nothing in any other law that affects our opinion, which is delivered, based upon Mexican law applicable on the date hereof.

In particular, we have made no independent investigation of the laws of the United States of America or any state or other political subdivision thereof or therein as a basis for the opinions stated herein and do not express or imply any opinion on or based on such laws. To the extent that the federal laws of the United States of America and the State of New York are relevant to our opinion set forth above, we have, without making any independent investigation with respect thereto, assumed the accuracy of the opinion, dated today, of Fried, Frank, Harris, Shriver & Jacobson LLP, special United States counsel to the Company.

In rendering the foregoing opinion, we have relied (i) as to factual matters on certificates of directors and executive officers of the Company and (ii) as to matters of United States federal and New York law on the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, United States counsel for the Company.

This opinion is given solely for the purpose of the Company’s application for registration of the Securities with the Commission. We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to this firm in the prospectus constituting a part of the Registration Statement under the headings “Validity of the Notes” and “Enforceability of Civil Liabilities” and in any prospectus supplements related thereto as counsel for the Company who have passed on the validity of the Securities being registered by the Registration Statement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission issued thereunder. Fried, Frank, Harris, Shriver & Jacobson LLP may rely upon this opinion in rendering their opinion to you.

This opinion is being rendered based on the legal provisions applicable in Mexico as of the date hereof. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

Sincerely,

/s/ Mijares, Angoitia, Cortés y Fuentes, S.C.

Mijares, Angoitia, Cortés y Fuentes, S.C.

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